                                 EXHIBIT 4(x)

                       CORRECTIONS CORPORATION OF AMERICA

                         REGISTRATION RIGHTS AGREEMENT


         This Agreement is made and dated as of April 5, 1996, by and between CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation with its principal office located at 102 Woodmont Boulevard, Nashville, Tennessee 37205 (the "Corporation"), and Sodexho S.A., a French corporation (the "Investor").

         The parties hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the following meanings:

                 "Act" means the Securities Act of 1933, as amended, or any federal statute or code which is a successor thereto.

                 "Commission" means the Securities and Exchange Commission.

                 "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto.

                 "Holder" means a holder of Registrable Stock and any person holding Registrable Stock to whom registration rights have been transferred pursuant to this Agreement.

                 "Initiating Holders" has the meaning specified in Section 2.

                 "Register, Registered, and Registration" refer to a registration effected by filing a registration statement in compliance with the Act and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                 "Registrable Stock" means all shares of the Corporation's common stock, $1.00 par value (the "Common Stock"), issued or issuable upon conversion of the Convertible, Subordinated Notes, originally due February 28, 2002 (the "Notes"), issued by the Corporation pursuant to that certain Note Purchase Agreement of even date herewith between the Investor and the Corporation (the "Note Purchase Agreement"), and held by the original purchaser of such Notes or by a person to whom Registration rights have been transferred pursuant to the provisions of this Agreement, all shares of Common Stock issued in lieu of such shares in any reorganization of the Corporation and all shares of Common Stock issued in respect of such shares as a result of a stock split, stock dividend, recapitalization, or combination.

                 "Rule 144" means Rule 144 issued by the Commission under the Act, as may be amended from time to time, or any subsequent rule pertaining to the disposition of securities without registration.

         2.      Required Registration.

                 (a) At any time after June 22, 1997 and from time to time thereafter, if the Holder or Holders of the then Registrable Stock propose to dispose of at least twenty-five percent (25%) of the then Registrable Stock (such Holder or Holders being herein called the "Initiating Holders"), the Initiating Holders may request the Corporation in writing to effect such Registration, stating the number of shares of Registrable Stock to be disposed of by such Initiating Holders (which shall be not less than twenty-five percent (25%) of the then Registrable Stock). Any such Registration will be a registration of a delayed and continuous offering pursuant to Rule 415 under the Act (a "Shelf Registration"). Upon receipt of such request, the Corporation will give prompt written notice thereof to all other Holders whereupon such other Holders shall give written notice to the Corporation and the Initiating Holders within fifteen (15) days after receipt of the Corporation's notice (the "Notice Period") if they propose to dispose of any shares of Registrable Stock pursuant to such Registration, stating the number of shares of Registrable Stock they propose to dispose of pursuant thereto, which number shall, subject to the provisions hereof, be allocated on a pro rata basis to any offerings and sales of Registrable Stock made pursuant to the Shelf Registration.

                 (b) Subject to Section 4(c), the Corporation will use its best efforts to effect promptly after the Notice Period (but in any event within sixty (60) days following receipt of the request for Registration) the Registration under the Act of all the shares of Registrable Stock specified in the requests of the Initiating Holders and the requests of such other Holders, notice of which is respectively subject, however, to the limitations set forth in Section 4. If such Registration is a Shelf Registration, the Corporation shall take all necessary actions, at its expense, to permit each offer and sale of Registrable Stock requested by the Initiating Holders (including the offer and sale of any shares of Registrable Stock of such other Holders) within three
(3) Business Days of receipt of written request therefor, or as soon thereafter as is reasonably practicable and without unreasonable expense, prior to the expiration of the Shelf Registration as provided in Section 3(b).

         3. Registration Procedures. Whenever the Corporation is required by the provisions of Sections 2 or 5 to use its best efforts to effect the Registration of shares of Registrable Stock under the Act, the Corporation will:

                 (a) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus and any prospectus supplement used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the disposition of all shares of Common Stock covered by such registration statement, but for no longer than six
(6) months subsequent to the initial effective date of such registration statement; provided, however, that any Shelf Registration shall be kept effective until the earlier of (i) the sale of all Registrable Stock registered thereunder and (ii) such time as, in the reasonable opinion of counsel to the Corporation, further offers and sales under the Shelf Registration are no longer permissible pursuant to Rule 415 under the Act and the pronouncements of the Commission thereunder.

                 (c) enter into and perform its obligations under an underwriting agreement with respect to any underwritten offering, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such Registration shall, subject to the terms and conditions of this Section 3 set forth below, also enter into and perform its obligations under such an agreement;

                 (d) furnish to each underwriter and each Holder participating in a Registration pursuant to Sections 2 or 5 such number of copies of a prospectus, including a preliminary prospectus and any prospectus supplement, a registration statement, the exhibits thereto, and all documents incorporated therein by reference, in conformity with the requirements of the Act, and such other documents as such underwriter or Holder may reasonably request in order to facilitate the public sale of the shares of Common Stock by such underwriter or Holder, as the case may be, and promptly furnish to each underwriter and Holder notice of any stop order or similar notice issued by the Commission or state agency charged with the regulation of securities, and notice of any NASDAQ or other listing of the shares of Common Stock covered by such Registration Statement;

                 (e) use its best efforts (i) to register or qualify the shares of Common Stock covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each Holder selling shares shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the shares of Common Stock owned by such Holder; provided, however, that in no event shall the Corporation be obligated to qualify to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph
(e) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                 (f) use its best efforts to furnish to each Holder selling shares a signed counterpart, addressed to the Holder selling shares, of
(i) an opinion of counsel to the Corporation, dated the effective date of the registration statement, and (ii) a "comfort" letter, dated the effective date of the registration statement, signed by the independent public accountants who have certified the Corporation's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus and any prospectus supplement included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements and with respect to financial data contained in the prospectus that is not extracted from the Corporation's audited financial statements, as are customarily covered (at the time of such Registration) in opinions of issuer's counsel and in "comfort" letters delivered to underwriters in underwritten public offerings of securities;

                 (g) furnish to each Holder participating in a Registration pursuant to Sections 2 or 5, upon request of such Holder, copies of all correspondence between the Corporation, the Commission and any applicable state securities regulatory agencies relating to such Registration;

                 (h) permit each Holder participating in a Registration pursuant to Sections 2 and 5 and the designated representatives of such Holder to inspect and copy all records of the Corporation reasonably related to such Registration; provided, however, the Corporation shall not be required to permit the examination of any portion of its records for which the Commission has granted a request for confidentiality;

                 (i) use its best efforts to obtain all approvals required from the National Association of Securities Dealers, Inc., if any;

                 (j) during the period referred to in Section 3(b) that the Corporation is required to keep such registration statement effective, promptly notify each Holder of Registrable Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus or any prospectus supplement included in such registration statement, as then in effect, or any material incorporated by reference therein, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or any prospectus supplement or registration statement or material incorporated by reference therein to comply with the law, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus or any prospectus supplement or material incorporated by reference therein as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus or any prospectus supplement or material incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and so that such prospectus or prospectus supplement or registration statement or material incorporated by reference therein, as amended or supplemented, will comply with the law;

                 (k) upon delivery of the certificates with respect to the Registrable Stock to be Registered pursuant hereto, issue to any underwriter to which the Holder may sell such Registrable Stock in connection with any such Registrations (and to any direct or indirect transferee or any such underwriter) certificates evidencing such Registrable Stock without any legend restricting the transferability of the Registrable Stock;

                 (l) make available, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder; and

                 (m)      that in conjunction with any Registration pursuant to
Section 2 or 5, it will, at its expense, use its best efforts to cause the Registrable Stock covered by such Registration to be listed on the New York Stock Exchange or such other national securities exchange on which the Common Stock is listed, subject to notice of issuance, and will provide prompt notice to such exchange of the issuance thereof from time to time.

         If the Corporation fails to keep a Registration requested pursuant to
Section 2 effective for such period as is required by Section 3(b) and all of the shares of Registrable Stock subject to such Registration are not sold, the rights of the Holders to request Registration pursuant to Section 2 will not be deemed to have been affected by operation of the provisions of Section 4(a).

         Any Holder dissatisfied with the terms and conditions of the underwriting agreement referred to in Section 3(c) may withdraw from the request for Registration made pursuant to Section 5 and may refuse to execute such underwriting agreement.

         4.      Limitations on Required Registration.

                 (a) The Corporation shall not be required to effect more than three (3) Registrations pursuant to Section 2. A Registration requested pursuant to Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective or (ii) if after it has become effective, such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders participating in such Registration and has not thereafter become effective.

                 (b) The Corporation shall not Register securities for sale for its own account in any Registration requested pursuant to Section 2 unless permitted to do so by the written consent of Holders who hold at least a majority of the Registrable Stock as to which Registration has been requested.

                 (c) The Corporation shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(a) if the Corporation determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Corporation or any of its Affiliates or would require premature disclosure thereof, and promptly gives the holders of Registrable Stock requesting registration thereof pursuant to Section 2(a) written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Corporation shall so postpone the filing of a registration statement, such holders of Registrable Stock requesting registration thereof pursuant to Section 2(a) shall have the right to withdraw the request for registration by giving written notice to the Corporation within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Stock are entitled pursuant to Section 2(a) hereof.

         5. Incidental Registration. If the Corporation at any time after June 22, 1997 proposes to Register any of its securities under the Act (other than a Registration effected to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable, or a Registration required pursuant to Section 2), it will each such time give written notice to all Holders of its intention to do so not less than thirty
(30) days prior to the intended filing date of such Registration, together with a list of all jurisdictions in which the Corporation intends to register the securities to be offered. Upon the written request of a Holder or Holders given within fifteen (15) days after receipt of any such notice (stating the number of shares of Registrable Stock to be disposed of by such Holder or Holders and the intended method of disposition), the Corporation will use its best efforts to cause all such shares of Registrable Stock intended to be sold by Holders who or which have requested Registration thereof, to be Registered under the Act so as to permit the disposition by such Holder or Holders of the shares so Registered, subject, however, to the limitations set forth in Section 6.

         6.      Limitations on Incidental Registration.

                 (a) If the Registration of which the Corporation gives notice pursuant to Section 5 is for an underwritten offering, only securities (including, without limitation, Registrable Stock) which are to be included in the underwriting may be included in the Registration.

                 (b) If the managing underwriter of any underwritten offering shall inform the Corporation by letter of its belief that the number or type of Registrable Stock requested to be included in a Registration pursuant to Section 5 would materially adversely affect such offering, then the Corporation will include in such Registration, to the extent of the number and type which the Corporation is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Corporation to be sold for its own account and, second, all other registered securities of the Corporation requested to be included in such Registration pro rata among such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included.

                 (c) Subject to the Corporation's complying with the priorities set forth in Section 6(b), nothing contained in this Section 6 shall prevent the Corporation from withdrawing any securities requested to be included for its own account in such a Registration either before or after the effectiveness of such Registration.

                 (d) The Corporation shall not be required to effect any registration of Registrable Stock pursuant to Section 5 if it shall deliver to the Holder or Holders requesting such registration an opinion (which opinion shall be reasonably satisfactory to such Holder or Holders) of Stokes and Bartholomew (or other counsel reasonably satisfactory to such Holder or Holders) to the effect that all Registrable Stock held by such Holder or Holders may be sold in the public market without registration under the Securities Act and any applicable State securities laws.

         7. Designation of Managing Underwriter. In the case of any Registration which is intended to be an underwritten public offering, the Corporation shall have the right to designate a managing underwriter of such underwritten offering, which shall be a nationally recognized investment banking firm.

         8.      Cooperation of Prospective Sellers.

                 (a) Each Holder that is a prospective seller of Registrable Stock will furnish to the Corporation such information regarding such Holder and the distribution of such Registrable Stock as the Corporation may from time to time reasonably request in writing. Such Holder shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters, if any, other than representations, warranties or agreements regarding such Holder, such Holder's intended method of distribution and any other representations required by law.

                 (b) Failure of a Holder that is a prospective seller of Registrable Stock to furnish the information and agreements described in this
Section 8 shall be deemed sufficient reason to exclude any shares of Registrable Stock to be sold by such Holder. However, such failure shall not affect the obligations of the Corporation under this Agreement to remaining Holders who furnish such information and agreements unless, in the opinion of counsel to the Corporation or the managing underwriter, such failure impairs or may impair the legality of the registration statement or the underlying offering.

                 (c) The Holders of Registrable Stock included in the registration statement will not (until receipt of a supplemental or amended prospectus or prospectus supplement) effect sales thereof after receipt of telegraphic or written notice from the Corporation to suspend sales to permit the Corporation to correct or update a registration statement or prospectus or prospectus supplement; but the obligations of the Corporation with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

                 (d) At the end of the period during which the Corporation is obligated to keep the registration statement current and effective as described in paragraph (b) of Section 3 (and any extensions thereof required by the preceding paragraph), the Holders of Registrable Stock included in the registration statement shall discontinue sales of Registrable Stock pursuant to such registration statement upon receipt of notice from the Corporation of its intention to remove from Registration the Registrable Stock covered by such registration statement which remain unsold, and such Holders shall notify the Corporation of the number of Registered shares of Registrable Stock which remain unsold immediately upon receipt of such notice from the Corporation.

         9. Expenses of Registration. All expenses (other than underwriting discounts and commissions incurred pursuant to this Agreement in effecting any Registration), including, without limitation, all registration and filing fees, printing and engraving expenses, expenses of compliance with blue sky laws, registrar, transfer agent, and escrow fees, fees and disbursements of counsel and public accountants to the Corporation, and reasonable fees and expenses of a single legal counsel for all selling Holders shall be borne by the Corporation, provided that any additional registration and qualification fees and expenses that directly result from the inclusion of securities held by the Holders in the case of any Registration effected pursuant to Section 5 shall be borne pro rata by the Holders in proportion to the number of shares of Registrable Stock being offered by them.

         10.     Indemnification.

                 (a) The Corporation will indemnify each Holder requesting or joining in a Registration, each officer, director, agent, or partner thereof, and such Holder's legal counsel and independent accountants, and each person, if any, who controls any thereof within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each underwriter of the securities so Registered, and their respective successors (collectively, "Indemnitees"), against all claims, losses, damages and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, prospectus supplement, offering circular or other document prepared by or at the direction of the Corporation incident to any Registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation of any rule or regulation promulgated under the Act or any state securities law applicable to the Corporation or relating to action or inaction required of the Corporation in connection with any such Registration, qualification, or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld) nor shall the Corporation be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission in any such document made in reliance on and in conformity with information furnished to the Corporation in writing by such Indemnitee(s) specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission at the time the registration statement becomes effective or in an amended or supplemented prospectus filed with the Commission pursuant to Rule 424(b) (a "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of such Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Act so long as such Final Prospectus has been furnished to such underwriter or such Indemnitee prior to such time; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations.

                 (b) Each Holder of shares of Registrable Stock included in a Registration which is effected will, severally, but not jointly, indemnify (and the Corporation and each such Holder will use its best efforts to cause each underwriter of the securities so registered so to indemnify) the Corporation and its officers and directors and its legal counsel, and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective successors, against all claims, losses, damages, and liabilities, joint or several, or actions in respect thereof, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, prospectus supplement, offering circular or other document prepared by or at the direction of the Holder or underwriter incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse the Corporation and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating, settling, or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if such statement, alleged statement, omission, or alleged omission was made in reliance upon and in conformity with information (including, without limitation, written negative responses to inquiries) furnished to the Corporation by such Holder or underwriter in writing, specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue such statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in a Final Prospectus, such indemnity agreement shall not inure to the benefit of the Corporation, if a copy of such Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Act so long as such Final Prospectus has been furnished to such Holder or underwriter prior to such time; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its obligations, as to any Holder; provided, further, that the indemnity agreement contained in this Section 10(b) shall not apply, as to any Holder, to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the liability of any such holder under this
Section 10(b) and Section 10(e) shall be limited in the aggregate to the total public offering price of the Registrable Stock sold by such Holder.

                 (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 except to the extent that the omission is materially prejudicial to the ability of the Indemnifying Party to defend such claim or litigation. No Indemnifying

Party, in defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party hereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense, in such proportion as is appropriate to reflect the relative benefit of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage, or expense. If the allocation provided above is held by a court of competent jurisdiction to be unavailable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.

         The parties agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the claims, losses, damages, and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

                 (e) No Holder that is a seller of Registrable Stock covered by such registration statement or person controlling such seller other than the Corporation shall be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Registrable Stock sold by such Holder, less the aggregate amount of any damages that such Holder and its controlling persons have otherwise been required to pay pursuant to this Section 10. The obligations of such Holders to contribute are several in proportion to their respective ownership of the securities covered by such registration statement and not joint.

                 (f) The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

                 (g) The obligation of the Corporation under this Section 10 shall survive the prepayment and/or conversion, if any, of the Notes, the completion of any offering of Registrable Stock in a registration statement under this Agreement, or otherwise.

         11. Rule 144 Requirements. The Corporation shall take all actions reasonably necessary to enable Holders of Registrable Stock to sell such securities without registration under the Act within the limitation of the exemptions provided by Rule 144 including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder of Registrable Stock, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

         12. "Stand-Off" Agreement. In consideration for the Corporation performing its obligations under this Agreement, each Holder severally agrees for a period of time (not to exceed ninety (90) days) from the effective date of the Registration of securities of the Corporation (upon the written request of the Corporation or the underwriters managing any underwritten offering of the Corporation's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Stock, other than shares of Registrable Stock included in the Registration, without the prior written consent of the Corporation or of such underwriters, as the case may be.

         13. Delay of Registration. Unless jointly exercised by the Holders of at least 66-2/3% of the Registrable Stock, no Holder shall have any right to take any action to restrain, enjoin or otherwise delay any Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         14.     Miscellaneous.

                 (a) Amendment. This Agreement shall not be amended without the written consent of the Corporation and the Holders of at least 66-2/3% of the Registrable Stock.

                 (b) Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the local laws of the State of New York and not the choice of law rules of such state. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the District of New York and, by execution and delivery of this Agreement, each of the Corporation and the Purchaser hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Corporation irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Corporation at its address set forth herein, such service to become effective thirty (30) days after such mailing. The English language version of all documents related to the transactions contemplated hereby shall govern.

                 (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Corporation, its respective successors and assigns, and, with respect to the Investor, any holder of any Registrable Stock, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Stock required in order to be entitled to certain rights, or take certain actions, contained herein. The Investor (and not any other Holder or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Stock permitted by the Note Purchase Agreement, to impose conditions or constraints on the ability of the transferee, as a Holder, to request a Registration pursuant to Section 2 and shall provide the Corporation with copies of such conditions or constraints and the identity of such transferees.

                 (d) Notices, Etc. All notices, requests, consents, and other communications hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, postage prepaid, or delivered by overnight courier service, or by telex or telefacsimile transmission, addressed as follows:

                 if to the Corporation to the address set forth on the first page of this Agreement (telefacsimile number (615) 269-8635);

                 if to a Holder, to the address and telex or telefacsimile transmission number set forth below such Holder's signature on this Agreement;

                 if to any subsequent Holder, to it at such address as may have been furnished to the Corporation in writing by such Holder;

or, in any such case, at such other address or addresses as shall have been furnished in writing to the Corporation (in the case of a Holder of Registrable Stock) or to the Holders of Registrable Stock (in the case of the Corporation) in accordance with the provisions of this Section; and shall be deemed to have been given three (3) days after mailing, if mailed, or one (l) business day after delivery to the courier, if delivered by overnight courier service or after transmission, if sent by telex or telefacsimile transmission.

                 (e) Severability. In case any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain, as nearly as practicable, the intent of the parties, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                 (f) Titles and Subtitles; Sections. The titles and subtitles of this Agreement are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement. References to Sections herein are to Sections of this Agreement unless otherwise specified.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (h) Entire Agreement. This Agreement and the other document delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.

                         CORRECTIONS CORPORATION OF AMERICA,
                         a Delaware corporation


                         By:
                            --------------------------------

                         Its:
                             -------------------------------



                         SODEXHO S.A.


                         By:
                            --------------------------------

                         Its:
                             -------------------------------


                         Address:

                         Sodexho S.A.
                         3 avenue Newton
                         78180 Montigny-le-Bretonneux
                         FRANCE
                         Attention:  Bernard Carton